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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Range Resources Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-76837) on Form S-3, (No. 333-78231) on Form S-4 and (Nos. 333-90760,
333-63764, 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821 and
333-10719) on Form S-8 of Range Resources Corporation of our report relating to the consolidated balance sheets of Range Resources Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002.


                                              KPMG LLP


Dallas, Texas
March 4, 2003